Exhibit 99.2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS the undersigned are stockholders, direct or beneficial, of Zale Corporation, a Delaware corporation (the “Company”);

WHEREAS, TIG Advisors, LLC, a Delaware limited liability company (“TIG Advisors”), TFI Partners, LLC, a Delaware limited liability company (“TFI Partners”), TIG Arbitrage Associates Master Fund, L.P., a Cayman Islands exempted limited partnership (“TIG Associates”), TIG Arbitrage Enhanced Master Fund, L.P., a Cayman Islands exempted limited partnership (“TIG Enhanced”), Carl Tiedemann and Michael Tiedemann, wish to form a group for the purpose of opposing the proposed merger (the “Proposed Merger”) by and among the Company, Signet Jewelers Limited, a Bermuda corporation ("Signet") and Carat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Signet, to be voted on at the special meeting of stockholders scheduled to be held on Thursday, May 29, 2014 (the “Special Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 9th day of May 2014 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.  TIG Advisors or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member at least 24 hours prior to the filing or submission thereof.

2.           So long as this solicitation agreement (this “Agreement”) is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; and (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies in opposition to the Proposed Merger, (ii) taking such other actions as the parties deem advisable; and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.           TIG Advisors shall have the right to pre-approve all expenses incurred in connection with the Group’s activities set forth in Section 1 and agrees to pay directly all such pre-approved expenses.

5.           Each of the undersigned shall have the opportunity to review and provide comments to any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 1.  TIG Advisors shall have the sole authority to approve the issuance, mailing or filing of any SEC filing, press release or stockholder communication proposed to be issued by the Group.

6.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Absent any other agreement between the parties, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

7.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.           In the event of any dispute arising out of the provisions of this Agreement or the parties’ investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9.           Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ prior written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

10.         Each party acknowledges that Olshan shall act as counsel for the Group, TIG Advisors and its affiliates relating to their investment in the Company.

11.         Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

TIG Arbitrage Associates Master Fund, L.P.

By:	TIG Advisors, LLC Investment Manager

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Member

TIG Arbitrage Enhanced Master Fund, L.P.

By:	TIG Advisors, LLC Investment Manager

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Member

TFI Partners, LLC

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Member

TIG Advisors, LLC

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Member

/s/ Carl Tiedemann
Carl Tiedemann

/s/ Michael Tiedemann
Michael Tiedemann